                                                                    EXHIBIT 12.1

                              NEXTEL INTERNATIONAL
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                             (dollars in thousands)



                                                                                   Year Ended December 31,
                                                               -------------------------------------------------------------
                                                                 1995         1996         1997         1998         1999
                                                               --------     --------     --------    ---------    ---------
Loss from continuing operations before income tax benefit      $(15,918)    $(11,121)    $(80,230)   $(259,493)   $(520,163)

Add:
  Fixed charges                                                      15          371       60,092      134,164      193,904

Less:
  Interest capitalized                                               --           --        2,511       23,800       10,400

Less:
  Equity in losses of unconsolidated affiliates                  (6,853)      (5,991)     (11,401)     (12,193)     (31,469)
  Losses attributable to minority interests                          --           --        2,085       17,131       19,314

                                                               --------     --------     --------    ---------    ---------
Earnings as adjusted                                           $ (9,050)    $ (4,759)    $(13,333)   $(154,067)   $(324,504)
                                                               ========     ========     ========    =========    =========

Fixed charges:
  Interest expense on indebtedness (including amortization of
    debt expense and discount)                                       --     $    323     $ 56,583    $ 106,824    $ 179,604
  Interest capitalized                                               --           --        2,511       23,800       10,400
  Portion of rent expense representative of interest (30%)           15           48          998        3,540        3,900

                                                               --------     --------     --------    ---------    ---------
Fixed charges                                                  $     15     $    371     $ 60,092    $ 134,164    $ 193,904
                                                               ========     ========     ========    =========    =========

Ratio of earnings to fixed charges                              (603.33)      (12.82)       (0.22)       (1.15)       (1.67)
                                                               ========     ========     ========    =========    =========

Deficiency of earnings to cover fixed charges                  $  9,065     $  5,130     $ 73,425    $  288,231     $518,408
                                                               ========     ========     ========    =========    =========

                                                                 Nine Months Ended
                                                                   September 30,
                                                            ---------------------------
                                                                1999         2000
                                                            -----------    ---------
Loss from continuing operations before income tax benefit     $(397,503)   $(379,770)

Add:
  Fixed charges                                                 136,560      193,022

Less:
  Interest capitalized                                            6,015       11,249

Less:
  Equity in losses of unconsolidated affiliates                 (20,819)     (30,573)
  Losses attributable to minority interests                      16,561        6,504

                                                            -----------    ---------
Earnings as adjusted                                          $(262,700)   $(173,928)
                                                            ===========    =========

Fixed charges:
  Interest expense on indebtedness (including amortization of
    debt expense and discount)                                $ 127,676    $ 176,677
  Interest capitalized                                            6,015       11,249
  Portion of rent expense representative of interest (30%)        2,869        5,096

                                                            -----------    ---------
Fixed charges                                                 $ 136,560    $ 193,022
                                                            ===========    =========

Ratio of earnings to fixed charges                                (1.92)       (0.90)
                                                            ===========    =========

Deficiency of earnings to cover fixed charges                 $ 399,260    $ 366,950
                                                            ===========    =========